UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

TRAQIQ, INC.

(Name of Registrant as Specified In Its Charter)

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TRAQIQ, INC.

4205 SE 36th Street, Suite 100

Bellevue, WA 98006

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that on November           , 2021, the holders of a majority of the voting power of the stockholders of TraQiQ, Inc., a California corporation (the “Company” “we,” “us,” or “our”), have approved the following action by a written consent (the “Written Consent”) without a meeting of stockholders in accordance with Section 603 of the California Corporations Code (the “Action”):

An amendment to our articles of incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-6 and not more than 1-for-12 at any time prior to the one year anniversary of filing the definitive information statement with respect to the reverse stock split, with the Company’s Chief Executive Officer having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Chief Executive Officer in his discretion.

The Action is more fully described in the accompanying Information Statement. The Action was taken by Written Consent pursuant to Section 603 of the California Corporations Code and our Bylaws, each of which permits that any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The accompanying Information Statement is being furnished to all our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated by the U.S. Securities and Exchange Commission or the SEC, under the Exchange Act, solely for the purpose of informing our stockholders of the actions taken by the Written Consent before it becomes effective.

Pursuant to Rule 14c-2 under the Exchange Act, the Action described above will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders or on or about              , 2021.

This Information Statement will serve as written notice to stockholders pursuant to Section 603(b)of the California Corporations Code of taking of corporate action without a meeting by less than unanimous written consent to each stockholder who has not provided written consent for such action.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors

/s/ Ajay Sikka
Chief Executive Officer and Director

November        , 2021

TRAQIQ, INC.

4205 SE 36th Street, Suite 100

Bellevue, WA 98006

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting to approve the action described in this information statement. We are mailing this information statement on or about November         , 2021, to our stockholders as of the close of business on November , 2021 (the “Record Date”).

What action was taken by written consent?

We obtained stockholder consent for an amendment to our articles of incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-6 and not more than 1-for-12 at any time prior to the one year anniversary of filing the definitive information statement with respect to the reverse stock split, with the Company’s Chief Executive Officer having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Chief Executive Officer in his discretion.

Who is entitled to notice?

Each holder of outstanding voting securities, as of the Record Date will be entitled to notice of the action.

What vote is required to approve the action?

The affirmative vote of a majority of the voting stock outstanding on the Record Date is required for approval of the reverse stock split and amendment to our Articles of Incorporation.

What vote was obtained to approve the amendment to the action described in this information statement?

On November        , 2021, we obtained the approval of stockholders holding                               shares of common stock representing                  % of the voting stock of the Company on the Record Date, to effect the reverse stock split, with the Company’s Chief Executive Officer having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of the reverse stock split to be set at a whole number within the above range as determined by the Company’s Chief Executive Officer in his discretion.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, there were 33,372,819 shares of our common stock issued and outstanding. The following table shows, as of that date, the number of shares and percentage of our common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding Common Stock, by each of our executive officers and directors, and by our executive officers and directors as a group. Unless otherwise specified, the address of each person listed is 14205 SE 36th Street, Suite 100, Bellevue, WA 98006, and each person listed has sole voting and investment power with respect to the shares set forth beside such person’s name.

	Common Stock
Five Percent Shareholders, Directors, Nominee and Certain Executive Officers	Amount and Nature of Beneficial Ownership		Percent of Class

Ajay Sikka	18,108,677	(1)	52.3%
James DuBois	173,542	(2)	*
Greg Rankich	69,417	(3)	*
Richard Berman	—		*
Virandra Sikka 14205 S.E. 36th St., Suite 100 Bellevue, WA 98006	3,264,412		9.8%
Swarn Thiara 6704 126th Street SE Snohomish, WA 98296	2,600,000		7.8%
Dharam Vir Sikka	1,955,307		5.9%
Lathika Regunathan	921,152	(4)	2.7%
Sandeep Soni	1,582,959	(5)	4.7%
Michael Pollack	—		*
All Executive Officers and Directors as a Group (7 persons)	21,060,195	(6)	58.7%

* Less than 1%.

(1)	Consists of 16,409,579 shares owned individually, 466,546 shares owned by his spouse and 1,232,552 shares represented by stock options exercisable currently or within 60 days of the Record Date.
(2)	Consists of shares represented by stock options exercisable currently or within 60 days of the Record Date.
(3)	Consists of shares represented by stock options exercisable currently or within 60 days of the Record Date.
(4)	Consists of 885,746 shares represented by warrants exercisable currently or within 60 days of the Record Date and 35,406 shares represented by stock options exercisable currently or within 60 days of the Record Date.
(5)	Consists of 1,459,355 shares owned individually and 123,604 shares represented by stock options exercisable currently or within 60 days of the Record Date.
(6)	Includes 2,520,267 shares represented by stock options or warrants exercisable currently or within 60 days of the Record Date.

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APPROVAL OF REVERSE STOCK SPLIT TO BE EFECTED AT

DISCRETION OF THE COMPANY’S CHIEF EXECUTIVE OFFICER

Our board of directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our articles of incorporation to effect a reverse stock split of all outstanding shares of our common stock by a ratio of not less than 1-for-6 and not more than 1-for-12 at any time prior to the one year anniversary of filing the definitive information statement with respect to the reverse stock split, with the Company’s Chief Executive Officer having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Chief Executive Officer in his discretion.

The form of the proposed amendment to effect a reverse stock split of our issued and outstanding common stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law). The reverse stock split would permit (but not require) our Chief Executive Officer to effect a reverse stock split of our issued and outstanding common stock at any time prior to the one year anniversary of filing the definitive information statement with respect to the reverse stock split, by a ratio of not less than 1-for-6 and not more than 1-for-12, with the exact ratio to be set at a whole number within this range as determined by our Chief Executive Officer in his sole discretion. We believe that enabling our Chief Executive Officer to set the ratio within the stated range will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Chief Executive Officer may consider, among other things, factors such as:

●	the initial listing requirements of the national securities exchange on which we have applied apply to list our common stock (as further discussed below);

●	the historical trading price and trading volume of our common stock;

●	the number of shares of our common stock outstanding;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

Our Chief Executive Officer may elect to abandon the reverse stock split, including any or all proposed reverse stock split ratios, if he determines, in his sole discretion, that the reverse stock split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the reverse stock split determined by our Chief Executive Officer, stockholders with no less than six (6) shares and no more than 12 shares of existing common stock, may be combined into one share of common stock. Any fractional shares will be rounded up to the next whole number. The amendment to effect the reverse stock split, if any, will include only the reverse stock split ratio determined by our Chief Executive Officer to be in the best interests of our stockholders.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company has filed a registration statement with the SEC to sell approximately $15 million of additional common stock (which may be increased by up to 15% pursuant to an underwriters’ over-allotment option) and, in connection with that filing, has applied to have its common stock listed on the Nasdaq Capital Market, or Nasdaq. A Nasdaq listing generally requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. The closing price of our common stock on November 9, 2021 was $0.70 per share. The primary purpose of the reverse stock split is to increase the market price of our common stock to allow us to meet the initial listing requirements of Nasdaq and to make our common stock more attractive to a broader range of institutional and other investors.

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Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the reverse stock split above any applicable minimum price requirement. There is no assurance that, even if the reverse stock split results in our common stock meeting any applicable minimum price requirement, that we will meet all other requirements for listing our common stock on Nasdaq or that our application will be approved.

Additionally, we believe that the reverse stock split is advisable because we anticipate that the expected increase to the market price of our common stock as a result of implementing the reverse stock split may improve the marketability and liquidity of our common stock and encourage interest and trading in our stock in connection with our proposed public offering and after that offering is completed. The reverse stock split could allow a broader range of institutions to invest in our stock (namely, investors that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our common stock. The reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

For the reasons discussed herein, we believe that authorizing the Company’s Chief Executive Officer to effect the reverse stock split is in the Company’s and our stockholders’ best interests.

While reducing the number of our outstanding common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above. Additionally, we cannot assure you that the market price per share of our common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Procedure for Implementing the Reverse Stock Split

The reverse stock split would become effective at the Effective Time as stated in the Amendment to our articles of incorporation with the Secretary of State of California (the “Amendment”). The exact timing of the filing of the Amendment to effect the reverse stock split will be determined by our Chief Executive Officer based on his evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, notwithstanding stockholder approval and without further action by the stockholders, the Chief Executive Officer may elect not to proceed with the reverse stock split if, at any time prior to filing the Amendment, the Chief Executive Officer, in his sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the reverse stock split. If the Amendment effecting the reverse stock split has not been filed with the Secretary of State of California by the close of business on the one year anniversary of the filing of the definitive information statement for the reverse stock split, our Chief Executive Officer will abandon the reverse stock split.

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Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Our articles of incorporation currently authorize us to issue a maximum of 300,000,000 shares of common stock, with a par value of $0.0001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.0001 per share. Our issued and outstanding securities, as of the Record Date are as follows:

●	33,372,819 shares of common stock issued and outstanding;

●	1,729,943 shares of common stock issuable in connection with a completed acquisition contingent upon achievement of future revenue targets;

●	2,277,684 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $0.001 which were issued in connection with acquisitions, of which 1,730,669 are currently exercisable and 547,016 are contingent upon achievement of future revenue targets

●	536,276 shares of common stock issuable upon exercise of outstanding warrants which were issued in connection with a financing, 357,517 additional shares issuable upon exercise of warrants we are committed to issue in connection with that financing within three days after filing the registration statement of which this prospectus is a part, and 178,326 shares issuable upon exercise of warrants that will be issued at the election of our lenders in the future as a part of that financing, all at an exercise price of $1.45;

●	827,586 shares of common stock issuable upon conversion at a conversion price of $1.45 of outstanding convertible notes from a financing; and

●	Options issued and outstanding to purchase 3,930,000 shares of our common stock with a weighted exercise price of $0.0052.

The Company does not have any outstanding shares of preferred stock.

Depending on the ratio for the reverse stock split determined by our board of directors, a minimum of six (6) and a maximum of twelve (12) shares of existing common stock will be combined into one new share of common stock. The table below shows, as of the Record Date, the number of outstanding shares of common stock that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares and assuming no exercises of options or warrants, no conversion of convertible notes and no contingent issuances of common stock):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-6	5,562,137
1-for-7	4,767,546
1-for-8	4,171,603
1-for-9	3,708,091
1-for-10	3,337,282
1-for-11	3,033,893
1-for-12	2,781,069

The actual number of shares issued after giving effect to the reverse stock split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Chief Executive Officer, the number of shares outstanding at that time and the distribution of share ownership (as a result of the rounding up of fractional shares).

The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split will be rounded up to the next whole number. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

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The implementation of the reverse stock split will result in an increased number of available authorized shares of common stock. At present, other than in connection with the possible conversion or exercise of outstanding warrants, and options (each at the option of their respective holders), and other than in connection with the Company’s need to raise additional capital to meet the Nasdaq listing standards, the board of directors has no other plans to issue the additional shares of common stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products.

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Upon completion of the reverse stock split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. After the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to our plan to apply to list our common stock on Nasdaq, as discussed above, our common stock will continue to be listed on the OTC Markets under the symbol “TRIQ.”

Beneficial Holders of Common Stock (that is. Stockholders Who Hold in Street Name)

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (that is, Stockholders that are Registered on the Transfer Agent’s Books and Records But Do Not Hold Stock Certificates)

Our registered holders of common stock hold their shares electronically in book-entry form with the transfer agent. Therefore, they do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Because they hold shares electronically in book-entry form with the transfer agent, stockholders will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse split common stock, subject to adjustment for treatment of fractional shares.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Options, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Company’s Chief Executive Officer, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split.

Accounting Matters

The proposed amendment to the Company’s articles of incorporation will not affect the par value of our common stock per share, which will remain at $0.0001 per share. As a result, the combined total of the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the reverse stock split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

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Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock:

Unless otherwise specifically indicated in this summary, the following discussion addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state of the United States or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged for them, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. No gain or loss will be recognized by us as a result of the reverse stock split.

No Appraisal Rights

Under California law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split.

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Vote Required

Pursuant to the California Corporations Code, the approval of the reverse stock split requires a majority of the Company’s outstanding voting stock. As discussed above, holders of a majority of votes of the Company’s voting stock have consented to the reverse stock split.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, which interest does not differ from that of the other holders of the Company’s common stock, none of our officers or directors have any substantial interest in the reverse stock split.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This information statement includes forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict, including those risks set forth in the Company’s filings with the SEC. Actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such act we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information are available at the SEC’s website at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

Only one information statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders. We will deliver promptly, upon written or oral request, a separate copy of this information statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of this information statement by sending a written request to TraQiQ, Inc. at 4205 SE 36th Street, Suite 100, Bellevue, WA 98006, telephone (425) 818-0560. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

By Order of the Board of Directors

/s/ Ajay Sikka
Chief Executive Officer and Director

November        , 2021

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Appendix A

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF TRAQIQ, INC.

Ajay Sikka hereby certifies that:

1. He is the Chief Executive Officer and Secretary of TraQiQ, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of California.

2. The Articles of Incorporation of the Corporation are amended by changing the Article numbered “ARTICLE FOUR” to provide as follows:

ARTICLE FOUR

(a) This Corporation is authorized to issue two classes of shares, designated respectively “Common Stock” and “Preferred Stock.” 300,000,000 shares of $0.0001 par value Common Stock may be issued. 10,000,000 shares of $0.0001 par value Preferred Stock may be issued.

(b) The board of directors may divide the Preferred Stock into any number of series. The board shall fix the designation and number of shares of each such series. The board may determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of the Preferred Stock. The board of directors (within the limits and restrictions of any resolution adopted by it, originally fixing the number of shares of any series) may increase or decrease the number of shares of any such series after the issue of shares of that series, but not below the number of then outstanding shares of such series.

(c) Upon the close of business on the date of filing of this Certificate of Amendment with the California Secretary of State, (the “Effective Time”), each              (  ) shares of Common Stock then issued and outstanding, or held by the Corporation as treasury stock immediately prior to the Effective Time, shall automatically and without any further action by the Corporation or the holder of such Common Stock be reclassified and combined into one (1) validly issued share of Common Stock, par value $0.0001, as a reverse stock split as defined in Section 182 of the California Corporation Code (the “Reverse Stock Split”). No fractional shares shall be issued to any holder of Common Stock prior to the Reverse Stock Split, and instead, any fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole number of shares.

3. All other provisions of the Articles of Incorporation shall remain in full force and effect.

4. This Amendment was duly adopted by the board of directors.

5. This Amendment has been duly approved by the required vote of the common shareholders in accordance with Section 902 of the California Corporations Code. There are no shares of preferred stock issued and outstanding. The total number of authorized shares of voting common stock is 300,000,000, prior to the amendment, of which 33,372,819 have been issued and are currently outstanding. The number of shares voting in favor of the Amendment was shares or %, which exceeded the 50% majority vote required to approve the Amendment. The undersigned, Ajay Sikka, declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate, knows the contents thereof and the matters set forth in this certificate are true and correct of his own knowledge.

Dated this              day of                     , 202 .

Ajay Sikka
Chief Executive Officer and Secretary

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